                         [BURR & FORMAN LLP LETTERHEAD]

                             POST OFFICE BOX 830719
                         BIRMINGHAM, ALABAMA 35283-0719
                                 (205) 251-3000
                              (205) 458-5100 (FAX)

                             JERRY F. PERKINS, JR.
                           DIRECT DIAL (205) 458-5170
                            E-MAIL:JPERKINS@BURR.COM

                                August 13, 1999


VIA HAND DELIVERY

Chief Executive Officer
Birmingham Steel Corporation
1000 Urban Center Parkway
Suite 300
Birmingham, Alabama 35242
Attention: Robert A. Garvey

Corporate Secretary
Birmingham Steel Corporation
1000 Urban Center Parkway
Suite 300
Birmingham, Alabama 35242
Attention: Catherine W. Pecher

    RE: DIRECTOR NOMINEES OF BIRMINGHAM STEEL CORPORATION SHAREHOLDER GROUP

Dear Sir or Madam:

         This letter is sent on behalf of the group of shareholders (the "Group") of Birmingham Steel Corporation (the "Company") more particularly described in the Schedule 13D filed by the Group with the United States Securities and Exchange Commission on July 29, 1999 (the "Schedule 13D"). A copy of the Schedule 13D was hand delivered and sent certified mail to you on July 29, 1999. As discussed in the Schedule 13D, the Group intends to nominate a slate of directors for election at the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") in opposition to persons nominated by the Company's management. In accordance with Article I, Section 10 of the Company's Bylaws, this letter will serve to notify the Company of the Group's director nominees (the "Nominees") and will provide certain information regarding the Nominees required to be submitted to the Company.

NAMES AND BACKGROUNDS OF NOMINEES

         The Company currently has nine directors, all of whose terms will expire at the Annual

BURR & FORMAN LLP
Birmingham Steel Corporation
August 13, 1999
Page No. 2



Meeting. The Group knows of no plans by the Company to increase the number of directors on the Board. However, the Group reserves the right to nominate additional persons if there is an increase in the number of directors by the Company. Based on the foregoing, the Group will nominate the following nine individuals as directors for election at the Annual Meeting:

         1. JOHN D. CORRENTI, age 52, is currently self employed as a consultant. Mr. Correnti served in various capacities at Nucor Corporation, a manufacturer of steel products, from 1980 until June 1999, including most recently as Vice Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Correnti currently serves on the Board of Directors of Harnischfeger Industries and Navistar International Corporation. Mr. Correnti's business address is 6833 Aronomink Drive, Charlotte, North Carolina 28210.

         2. JAMES A. TODD, JR., age 71, is retired. Mr. Todd was the Chief Executive Officer and Chairman of the Board of Directors of the Company from 1991 until January 1996. He served as an employee and Director of the Company from January 1996 until retiring in August 1996 and as a consultant to the Chairman of the Board from August 1996 until December 1996. Mr. Todd is a director of Kinross Gold Corporation.

         3. JAMES W. MCGLOTHLIN, age 59, has been President, Chief Executive Officer, and Chairman of the Board of Directors of The United Company, since 1987. The United Company is primarily engaged in the business of financial services and also invests in or has operations in oil and gas, real estate and golf development, cogeneration, and construction supply and distribution. Mr. McGlothlin serves on the Board of Directors of CSX Corporation. Mr. McGlothlin's business address is 1005 Glenway Avenue, Bristol, Virginia 24203.

         4. DONNA M. ALVARADO, age 50, has been President of Aguila International, an international business development consulting firm, since 1994. Ms. Alvarado was President and Chief Executive Officer of Quest International, a non-profit organization engaged worldwide in developing, publishing and marketing training products for public and private education systems, from 1989 to 1994. Ms. Alvarado is a director of Harnischfeger Industries and Park National Bank. Ms. Alvarado's business address is 91 Jefferson Avenue, Columbus, Ohio 43215.

         5. ROBERT M. GERRITY, age 61, has been self-employed as a consultant since 1995. Mr. Gerrity was Vice Chairman and a member of the Board of Directors of New Holland N.V., an agricultural and industrial equipment manufacturing company, from 1991 to 1995. From 1987 to 1991, Mr. Gerrity served as the President and Chief Executive Officer of Ford New Holland Inc., an agricultural and industrial equipment manufacturing company subsequently consolidated into

BURR & FORMAN LLP
Birmingham Steel Corporation
August 13, 1999
Page No. 3



New Holland N.V. Prior thereto, Mr. Gerrity served in various management capacities at Ford Motor Company, including President of Ford of Brazil. Mr. Gerrity is currently a director of Standard Motor Products and Harnischfeger Industries. He also served as a director of Rubbermaid Inc. from 1992 to 1998. Mr. Gerrity's business address is 114 Division Street, Bellaire, Michigan 49615.

         6. ALVIN R. CARPENTER, age 57, has been President and CEO of CSX Transportation, Inc., a railroad transportation company and a wholly-owned subsidiary of CSX Corporation, since 1991. Mr. Carpenter has also been Vice Chairman of CSX Corporation since July, 1999. Mr. Carpenter served as Executive Vice President of Sales and Marketing at CSX Transportation from 1989 to 1991. Mr. Carpenter's business address is 50 North Laura Street, Jacksonville, Florida 32202.

         7. ROBERT H. SPILMAN, age 71, is sole-proprietor of Spilman Properties, an investment company. Mr. Spilman served in various capacities at Bassett Furniture Industries, Inc., a manufacturer and retail seller of home furniture, from 1957 until 1997, including as Chief Executive Officer and Chairman of the Board of Directors. Mr. Spilman currently serves as director of The Pittston Company and Dominion Resources.

         8. JERRY E. DEMPSEY, age 66, is retired. Mr. Dempsey was Chief Executive Officer and Chairman of the Board of Directors of PPG Industries, Inc., a manufacturer of protective and decorative coatings, fiberglass products, and specialty chemicals, from 1993 until 1997. Mr. Dempsey was President and Chief Executive Officer of Chemical Waste Management and Senior Vice President of WMX Technologies, from 1985 until 1993. Mr. Dempsey is a director of Eastman Chemical Company and Navistar International Corporation.

         9. STEVEN R. BERRARD, age 45, has been President and Co-Chief Executive Officer of AutoNation, Inc., an automotive retailer, since 1997. AutoNation, Inc. also operates an automotive rental business which includes Alamo Rent-A-Car, National Car Rental Systems, Inc., and Car Temps USA. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, a division of Viacom Inc. From 1988 until 1992, Mr. Berrard served as Senior Vice President and Chief Executive Officer of Blockbuster Entertainment Corp. and also served as Vice Chairman of Blockbuster Entertainment Corp. from 1990 until 1996. Mr. Berrard currently serves as a director of Gerald Stevens, Inc. and Florida Panthers Holdings, Inc.

BURR & FORMAN LLP
Birmingham Steel Corporation
August 13, 1999
Page No. 4



         Each of the above individuals has executed a Consent of Nominee Form and is a bona fide nominee as defined in Rule 14a-4(d) of Regulation 14A promulgated under the Securities Exchange Act of 1934. Copies of the executed Consent of Nominee Forms are attached as Exhibit A to this letter. In addition to being slated as a director by the Group, Mr. Correnti has been slated to be Chairman of the Board of Directors and Chief Executive Officer of the Company pursuant to an Agreement in Principle dated July 16, 1999 (the "Agreement in Principle") between Mr. Correnti and The United Company. Pursuant to the Agreement in Principle, Correnti has agreed to provide the Group with consulting services involving the Group's proxy campaign. A copy of the Agreement in Principle was delivered to the Company on July 29, 1999 as Exhibit B to the Schedule 13D.

BENEFICIAL STOCK OWNERSHIP OF NOMINEES

         The following table discloses shares of the Company's common stock owned beneficially by Nominees.

                                          Number of Shares             Percent of
         Nominee                         Beneficially Owned            Class (1)
         -------                         ------------------            ----------
         James W. McGlothlin                1,980,200 (2)                 6.7%
         James A. Todd, Jr.                   193,603 (3)                 0.7%
         John D. Correnti                     100,000 (4)                 0.3%

---------------
Note: Mr. McGlothlin, Mr. Todd, and Mr. Correnti are the only Nominees that beneficially own securities of the Company.

(1) Such percentages are based upon the number of shares of common stock reported to be outstanding in the Company's Form 10Q for the fiscal quarter ended March 31, 1999.

(2) The basis upon which the beneficial ownership of Mr. McGlothlin is calculated is set forth as follows:

         (a) Mr. McGlothlin is either a direct or indirect controlling owner of the following entities (i) United Management Company, LLC, a Delaware limited liability company ("Management Company"), (ii) United Opportunities Fund, LLC, a Delaware limited liability company ("UO Fund"), and (iii) The Summit Fund, LLC, a Delaware limited liability company ("Summit Fund") (the foregoing entities, being collectively referred to herein as the "United Group"). Additionally, Mr. McGlothlin may be deemed to control the investment decisions of UC Investment Trust (the "UCI Trust") which operates the UC Investment Fund (the "UCI Fund"), a

BURR & FORMAN LLP
Birmingham Steel Corporation
August 13, 1999
Page No. 5



publicly traded mutual fund, by virtue of his control of the Management Company, the investment manager of the UCI Fund. By reason of his control of the foregoing entities, Mr. McGlothlin may be deemed the beneficial owner of the following shares owned directly by such entities:

                Entity                   Number of Shares
                ------                   ----------------
                UO Fund                      1,635,300

              Summit Fund                      190,100

              UCI Trust                         90,800
                                             ---------
                  Total                      1,916,200


          (b) Management Company is the beneficial owner of 39,000 Shares which are held in certain individual discretionary investment accounts managed by Management Company. Management Company has sole voting and disposition power over the Shares held in these discretionary investment accounts. By virtue of his control of Management Company, Mr. McGlothlin may be deemed the beneficial owners of these 39,000 Shares.

          (c) Mr. McGlothlin may be deemed the beneficial owner of 25,000 Shares owned directly by his wife, Frances McGlothlin.

(3) Includes 119,054 shares owned directly by Mr. Todd and 74,549 shares owned directly by his wife, Mary Margaret Todd.

(4) Under the Agreement in Principle, the United Group has agreed to grant Correnti an option to purchase from the United Group 100,000 of the shares owned by the United Group at an exercise price of $4.88.

TRANSACTIONS IN COMMON STOCK DURING LAST TWO YEARS

          A summary of all common stock of the Company purchased and sold by Nominees during the last two years is attached hereto as Exhibit B.

ADDITIONAL INFORMATION

         Mr. Todd retired from the Company in August 1996 under the provisions of the Company's Management Security Plan providing for annual retirement payments for twenty years and a split

BURR & FORMAN LLP
Birmingham Steel Corporation
August 13, 1999
Page No. 6



dollar life insurance policy. Subsequent to Mr. Todd's retirement, the Company amended and restated the Management Security Plan to constitute the Company's Executive Retirement and Compensation Deferral Plan (as amended and restated, the "Security Plan"). Pursuant to the Security Plan, Mr. Todd received approximately $236,440 in retirement benefits in 1998 and for the current calendar year has received approximately $140,113 through August 13, 1999. The Security Plan provides that upon a change of control in the Company (including, under certain circumstances, a majority change in the Board of Directors), all vested benefits payable under the Security Plan will be accelerated and distributed to participants in the Security Plan.

         Mr. Todd is a director and shareholder of EMSOURCE, Inc. ("Emsource"), an environmental remediation company. On December 23, 1997, the Company and Emsource entered into an Agreement of Sale whereby the Company conveyed to Emsource a parcel of land formerly occupied by Norfolk Steel Corporation (the "Site"). Pursuant to the Agreement of Sale, a trust fund was established to fund the remediation and long term monitoring of the Site. Emsource received a fee of approximately $72,500 for its remediation services. Under the Agreement of Sale, the Company held a mortgage on the Site of up to $390,000 (the "Mortgage"). On December 4, 1998, Emsource sold a portion of the Site to a third party and Emsource distributed a portion of the sales proceeds to the Company in satisfaction of the Mortgage.

         Except as described herein, no Nominee (a) has, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), (b) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, (c) has, within the past year, been a party to any contract, arrangement or understanding with any person with respect to securities of the Company, (d) has any arrangement or understanding with respect to any future employment by the Company or its affiliates, (e) has any arrangement or understanding with respect to any future transactions to which the Company or its affiliates will or may be a party, or (f) is a party in a material legal proceeding adverse to the Company or its subsidiaries.

         Except as disclosed herein, during the past five years, no Nominee (a) has been involved in a petition under the federal bankruptcy laws or any state insolvency law, or the appointment of a receiver, fiscal agent, or similar officer for his or her property or the property of any partnership in which he or she was a general partner, or any corporation in which he or she was an executive officer; (b) has been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction enjoining him or her from or otherwise limiting for more than 60 days his or her right to (i) act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, or other person regulated by The Commodity Futures Trading Commission, or an

BURR & FORMAN LLP
Birmingham Steel Corporation
August 13, 1999
Page No. 7



associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (ii) engage in any type of business practice, or (iii) engage in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws, or (c) has been found by a court of competent jurisdiction or the Securities and Exchange Commission to have violated any federal or state securities laws.

         Except as described herein, no Nominee (a) has engaged in any transaction or series of transactions since the beginning of the Company's last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party in which the amount involved exceeds $60,000, or (b) has been indebted to the Company or its subsidiaries at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000.

         Except as described herein, no Nominee is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of a 10 percent equity interest in any business (a) which has made or received payments to or from the Corporation or its subsidiaries for property or services during the Company's last fiscal year or proposes to make such payments during the current fiscal year in excess of five percent of the Company's consolidated gross revenues for its last full fiscal year or the other entity's consolidated gross revenues for its last full fiscal year, or (b) which the Company was indebted to at the end of the Company's last fiscal year in an aggregate amount in excess of five percent of the Company's total consolidated assets at the end of such fiscal year.

         No Nominee is, or during the last fiscal year has been (a) a member of, or of counsel to, a law firm that the Company has retained during the last fiscal year or proposes to retain during the current fiscal year, or (b) a partner or executive officer of any investment banking firm that has performed services for the Company.

                                         Very truly yours,

                                         /s/ Jerry F. Perkins, Jr.

                                         Jerry F. Perkins Jr.

JFPjr:kdm
cc:  Peter Atkins (via facsimile)

                                   EXHIBIT A

                            CONSENT OF NOMINEE FORMS

                                 [see attached]

                               CONSENT OF NOMINEE

     John D. Correnti ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company if so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.


     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 10 day of August, 1999.


                                          /s/ John D. Correnti
                                          -----------------------------------

                                          Print Name:  John D. Correnti
                                                     ------------------------

                               CONSENT OF NOMINEE

     James A. Todd, Jr. ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company is so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 10th day of August, 1999.




                                    /s/ James A. Todd, Jr.
                                    ------------------------------------


                                    Print Name: James A. Todd, Jr.
                                                ------------------------

                               CONSENT OF NOMINEE

     James W. McGlothlin ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company is so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 4th day of August, 1999.




                                    /s/ James W. McGlothlin
                                    ------------------------------------


                                    Print Name: James W. McGlothlin
                                                ------------------------

                               CONSENT OF NOMINEE

     Donna Maria Alvarado ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company if so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 9th day of August, 1999.




                                    /s/ Donna Maria Alvarado
                                    ------------------------------------


                                    Print Name: Donna Maria Alvarado
                                                ------------------------

                               CONSENT OF NOMINEE

     Robert M. Gerrity ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company if so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 9th day of August, 1999.




                                    /s/ Robert M. Gerrity
                                    ------------------------------------


                                    Print Name: Robert M. Gerrity
                                                ------------------------

                               CONSENT OF NOMINEE

     Alvin R. Carpenter ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company if so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 9th day of August, 1999.




                                    /s/ Alvin R. Carpenter
                                    ------------------------------------


                                    Print Name: Alvin R. Carpenter
                                                ------------------------

                               CONSENT OF NOMINEE

     Robert H. Spilman ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company if so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 11th day of August, 1999.




                                    /s/ Robert H. Spilman
                                    ------------------------------------


                                    Print Name: Robert H. Spilman
                                                ------------------------

                               CONSENT OF NOMINEE

     Jerry E. Dempsey ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company if so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 11th day of August, 1999.




                                    /s/ Jerry E. Dempsey
                                    ------------------------------------


                                    Print Name: Jerry E. Dempsey
                                                ------------------------

                               CONSENT OF NOMINEE

     Steven R. Berrard ("Nominee") does hereby acknowledge and consent to his or her nomination (the "Nomination") for election to the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), at the Company's 1999 Annual Meeting of Shareholders.

     Nominee further acknowledges and consents that the Nomination will be made by a group of the Company's shareholders (the "Shareholder Group") in order to comprise a slate of directors in opposition to nominations for director made by the Company's management. Nominee further consents to the inclusion of the Nomination in the Shareholder Group's proxy statement and proxy form and Nominee agrees to serve as a director of the Company if so elected.

     Nominee acknowledges that the Shareholder Group is comprised of those persons more particularly described in that certain Schedule 13D filed by the Shareholder Group on July 29, 1999 with the United States Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed this Consent of Nominee this 12th day of August, 1999.




                                    /s/ Steven R. Berrard
                                    ------------------------------------


                                    Print Name: Steven R. Berrard
                                                ------------------------

                                    EXHIBIT B

               TRANSACTIONS IN COMMON STOCK DURING LAST TWO YEARS


UO Fund
                    Trade           Type of
                    Date            Transaction              # of Shares
                    ----            -----------              -----------
                    07/30/98        Purchase                    5,500
                    07/31/98        Purchase                      100
                    08/05/98        Purchase                   15,000
                    08/06/98        Purchase                    7,000
                    08/10/98        Purchase                   23,900
                    08/11/98        Purchase                   10,000
                    08/13/98        Purchase                    6,000
                    08/14/98        Purchase                   15,000
                    08/17/98        Purchase                   10,000
                    08/21/98        Purchase                    9,000
                    08/26/98        Purchase                   10,000
                    08/27/98        Purchase                   15,000
                    09/03/98        Purchase                   80,000
                    09/04/98        Purchase                   50,000
                    09/08/98        Purchase                   50,000
                    09/09/98        Purchase                   30,000
                    09/10/98        Purchase                   50,000
                    09/11/98        Purchase                   80,000
                    09/18/98        Purchase                   20,000
                    09/24/98        Purchase                   20,000
                    09/25/98        Purchase                   80,000
                    09/28/98        Purchase                   10,000

                    10/01/98        Purchase                    15,000
                    10/05/98        Purchase                    40,000
                    06/07/99        Purchase                    10,000
                    06/08/99        Purchase                    58,500
                    06/10/99        Purchase                    93,900
                    07/19/99        Purchase                    97,000
                    07/20/99        Purchase                    41,000
                    07/20/99        Sale                         1,000
                    07/21/99        Purchase                    96,500
                    07/22/99        Purchase                   102,600
                    07/23/99        Purchase                    95,000
                    07/26/99        Purchase                    99,000
                    07/27/99        Purchase                   167,500
                    07/28/99        Purchase                   117,800
                    08/03/99        Purchase                     3,000
                    08/04/99        Purchase                     3,000

Management
Company(1)
                    07/30/98        Purchase                       500
                    08/11/98        Purchase                     1,500
                    08/25/98        Purchase                     2,500
                    08/27/98        Purchase                       500
                    09/04/98        Purchase                     1,000
                    09/08/98        Purchase                     2,000
                    06/09/99        Purchase                     7,500
                    06/10/99        Purchase                    10,000
                    06/11/99        Purchase                     5,000

                    07/26/99        Purchase                     2,000
                    07/28/99        Purchase                     6,000

UCI Trust
                    06/14/99        Purchase                    55,000
                    06/16/99        Purchase                    35,800

James W.
McGlothlin
                    07/19/99        Purchase                    25,000(2)

The Summit Fund
LLC
                    08/26/98        Purchase                    25,000
                    09/01/98        Purchase                     1,900
                    09/02/98        Purchase                    13,200
                    09/03/98        Purchase                    30,000
                    09/04/98        Purchase                    15,000
                    09/09/98        Purchase                    10,000
                    10/02/98        Purchase                    15,000

James A. Todd
                    1/10/97         Sale                        13,300
                    1/13/97         Sale                        17,700
                    1/14/97         Sale                         6,500
                    1/15/97         Sale                         9,200
                    1/16/97         Sale                        25,300
                    1/17/97         Sale                        19,400


                   01/21/97         Sale                         2,132
                   01/22/97         Sale                         8,500
                   08/28/97         Sale                        80,272
                   05/27/98         Sale                         7,650


(1) Represents shares purchased by Management Company on behalf of discretionary account clients.

(2) Represents 25,000 shares purchased by Mr. McGlothlin's wife, Frances McGlothlin. Mr. McGlothlin may be deemed to beneficially own the 25,000 shares purchased by his wife.